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                                                                   EXHIBIT 10.16

TO:                     DR. JOSEPH C K LIU
ADDRESS:                90A, WATERLOO ROAD, 1/F,
                        KOWLOON, HONG KONG
POSITION:               PRESIDENT - BRIDGETECH HOLDINGS ASIA
COMMENCEMENT DATE:      DECEMBER 8, 2005
DATE:                   OCTOBER 30, 2005
FROM:                   THOMAS C. KUHN III
                        EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

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                              EMPLOYMENT AGREEMENT

Joseph,

The following analysis outlines the Compensation Plan for the President of Bridgetech Holdings Asia , established in Hong Kong SAR, executive management position that we are proposing. Please review this package and prepare any discussion points that you might have concerning its contents. We are pleased to offer you this position and look forward to your assistance in making Bridgetech the resounding success we all envision it becoming.

POSITION AND COMMENCEMENT OF SERVICE:

The Corporation shall employ the Appointee Dr. Liu Chi Keung, Joseph as President, Bridgetech Holding Asia. The Appointee's employment with the corporation shall commence on 8 December 2005.

SALARY - BASE:       HK $120,000/month x 12 months, Annual Salary. After six
                     months, Parties to review and potentially raise base to HK $ 130,000/month x 12 months Annually. Salary to be paid in Hong Kong Dollar through a Hong Kong entity, Bridgetech
                     Holdings Asia.

EQUITY: 50,000 shares of Restricted Common Stock of Bridgetech Holdings (OTC: BGTH.PK) issued upon acceptance of position.

BONUS: 50% of Total Annual Salary package. Paid annually based upon completion of agreed upon goals.

STOCK OPTIONS:       100,000 share Options of Bridgetech Holdings (OTC: BGTH.PK)
                     granted upon acceptance of position. Immediate participation in the Company's Stock Option Plan, with an additional 50,000 options granted on an annual basis. These
                     Stock Option's vest immediately. Exercise price will be set at Fair Market Value at the time of option grant. Grants will expire after a period of ten years from date of grant.

HEALTH PLAN:         Company paid all, effective immediately participation in
                     the Company's Health Benefit Plan. Includes medical, dental and vision plan for himself, his spouse and his children.

MPF PLAN:            Immediate enrollment in the Company's MPF Plan. Company to contribute monthly at a rate of 10% of Base Salary to the scheme.

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ANNUAL LEAVE:        Annual leave shall not be less than 20 working days per
                     annum. Plus all other public and statutory holidays applicable in Hong Kong. If some of these annual leave days go unused during a year, a maximum of 5 days may be carried over to the following year.

WORKING DAYS:        The Appointee's primary working location is Hong Kong and
                     working date is from Monday to Friday (5 working days per week).

TRAVEL ALLOWANCE:    Local travel allowance of HK $ 4,000 per month (exempt from income tax) without surrender receipt to be utilized at the discretion of executive.

EXPENSES:            Travel, entertainment and other out of pocket expenses
                     incurred on behalf of the Company to be reimbursed upon submission of support for such expenses. Cellular phone expenses to be reimbursed in full by the company at 100%.

EQUALIZATION OF TAX: Under any circumstances, the company shall cover the equalization of taxes (of any kind) other than the statutory requirement of the Hong Kong tax scheme if it does incur outside the territory of Hong Kong SAR due to the requirement of job related activities and duties.

GOVERNING LAW:       This Agreement shall in all respects be governed by and
                     construed in accordance with the laws of Hong Kong SAR.

TERMINATION:         This agreement may be terminated by either party by giving two month's written notice to the other party, or in-lieu-of notice, by paying to the other party a sum of money equivalent to two month's salary of the Appointee.

Additional plans and benefits may be available in the future. Participation in these plans will be determined on a case by case basis.

Accepted: /s/ Dr. Joseph Liu                   Date: 1st Nov. 2005
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              Dr. Joseph Liu

Approved: /s/ Michael Chermak                  Date: 11/1/05
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              Michael Chermak, President & CEO
              Bridgetech Holdings, USA

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